UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2015

_______________________

RUTHIGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Bennett Valley Road, Suite C116

Santa Rosa, CA 95404

(Address of principal executive offices)

(707) 525-9900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On March 13, 2015, Ruthigen, Inc. (“Ruthigen” or the “Company”), Ruthigen Merger Corp., a Delaware corporation and a wholly owned subsidiary of Ruthigen (“Merger Sub”), and Pulmatrix Inc., a Delaware corporation (“Pulmatrix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge (the “Merger”) with and into Pulmatrix, with Pulmatrix surviving the merger and continuing its existence as a wholly-owned subsidiary of Ruthigen (“Surviving Company”).

Subject to the terms and conditions of the Merger Agreement, upon the effectiveness of the Merger, each outstanding share of Pulmatrix common stock (other than Dissenting Shares as described below) shall automatically be converted into 0.148187124066461 of one share of Ruthigen common stock. Immediately following the effectiveness of the Merger, Pulmatrix stockholders are expected to own approximately 81% of the outstanding capital stock of Ruthigen.

As of the date of execution of the Merger Agreement, the Company must have at least $9,000,000 in cash on hand, subject to reduction if the closing of the Merger is later than July 31, 2015 or if Pulmatrix does not provide audited financial statements by the deadlines forth in the Merger Agreement (“Cash Amount”).

Until the effective date of the Merger the parties to the Merger Agreement must conduct their business in the ordinary course and maintain their current business operations, except that, Ruthigen may scale down its operation as it deems necessary and may sell up to 948,555 shares of its common stock at a price not less than $2.75 per share to meet the required Cash Amount. Ruthigen will scale down its operations, including scaling back its patient enrollment in its Phase 1/2 clinical trials for RUT58-60 until after the Merger when the board of directors determines the Company’s business plan.

Prior to the closing of the Merger, Pulmatrix shall have entered into a securities purchase agreement with one or more parties to purchase shares of Pulmatrix’s common stock and warrants for gross proceeds of $10,000,000 (the “Private Placement”). The consummation of the transactions contemplated by any such stock purchase agreements are conditioned upon the closing of the Merger and related transactions.

Shares of Pulmatrix common stock held by stockholders of Pulmatrix not voting in favor of the Merger and who have properly exercised and preserved appraisal rights with respect to such shares in accordance with Section 262 of the Delaware General Corporation Law (“Dissenting Shares”) shall not be converted into shares of Ruthigen common stock, but shall be entitled to payment from the Surviving Company in accordance with the terms of the Merger Agreement and Delaware law.

For a period of twelve months following the closing date of the Merger, an aggregate of 5,850,000 shares of Ruthigen common stock shall be held in escrow to the terms of an escrow agreement in the event indemnification claims are triggered under the Merger Agreement.

Palladium Capital Advisors, LLC is serving as the placement agent and financial advisor to Pulmatrix. Dawson James Securities, Inc. acted as an advisor to Ruthigen.

The Merger Agreement provides that at the effective time of the Merger, the Board of Directors of Ruthigen shall be comprised of persons selected by Pulmatrix, subject to the consent of Ruthigen, which consent shall not be unreasonably withheld or delayed.

In connection with the Merger Agreement, each of Hojabr Alimi, our Chief Executive Officer, and Sameer Harish, our Chief Financial Officer entered into new employment agreements with Ruthigen, pursuant to which, upon the closing of the Merger, Messrs. Alimi’s and Harish’s prior employment agreements shall be terminated and Messrs. Alimi and Harish shall report to Ruthigen’s new Chief Executive Officer in providing certain business transition services for 1 year and enter into a one-year non-competition agreement. In consideration for these services and the non-competition restriction, Messrs. Alimi and Harish shall receive $25 per hour (no more than 8 hours per month) and a grant of up to 930,000 and 355,000 restricted stock units, respectively, a portion of which shall vest immediately, with the balance vesting in equal quarterly installments, subject to certain lock-up and leak out provisions that limit sales of these shares during the six month period following the delivery of any shares associated with vested restricted stock units, except to the extent necessary to cover tax liabilities associated with receipt of these shares. In addition, in accordance with the terms of these employment agreements, Messrs. Alimi and Harish will receive, in consideration for the surrender of their stock options and unvested restricted stock units, a lump sum termination payment of $547,600 and $337,500, respectively.

Immediately after the consummation of the Merger, the Company has agreed to assume Pulmatrix’s outstanding bridge loan in the principal amount of $4,500,000 which shall be converted, together with any accrued but unpaid interest, into shares of common stock of the Company at $2.75 per share.

In addition, the consummation of the Merger is subject to, among other things, consummation of the Private Placement, there being no more than 10% of Dissenting Shares, approval by the requisite stockholders of each of Ruthigen and Pulmatrix, delivery of financial statements and the effectiveness of a registration statement on Form S-4, including a merger proxy statement and prospectus.

The Merger Agreement contains customary representations and warranties and pre-and post-closing covenants of each party and customary closing conditions. The Merger Agreement may be terminated by (i) mutual consent, (ii) by either party if the Merger has not been consummated by August 13, 2015, there is a final court injunction or legal restraint against the Merger or requisite stockholder approval is not obtained, or (iii) by a non-breaching party if the other party breaches the Merger Agreement which is not cured in accordance with the Merger Agreement (with the non-breaching party being entitled to professional fees incurred in connection with the Merger Agreement, up to $100,000).

Securities Purchase Agreement

On January 8, 2015, the Company consented to the proposed sale of 2,000,000 shares of its common stock held by its former parent, Oculus Innovative Sciences, Inc. (“Oculus”) to certain accredited investors as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2015. On March 13, 2015, the Company entered into a Securities Purchase Follow-Up Agreement and a Securities Purchase Agreement (collectively, the “Amendments to the Securities Purchase Agreement”) to permit the sale of up to 400,000 of such shares prior to the effectiveness of the Merger. Voting restrictions applicable to shares of the Company’s common stock held by Oculus are not affected and remain in effect.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and to the Amendments to the Securities Purchase Agreement which are filed hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

ExhibitNo.	Description

2.1	Agreement and Plan of Merger, dated March 13, 2015, by and among Pulmatrix Inc., Ruthigen, Inc. and Ruthigen Merger Corp.

10.1	Securities Purchase Follow Up Agreement, dated March 12, 2015

10.2	Securities Purchase Agreement, dated March 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTHIGEN, INC.

Date: March 13, 2015	By:	/s/ Hojabr Alimi
Name: Hojabr Alimi
Title: Chief Executive Officer